Pericom Semiconductor:
Enabling Serial Connectivity

(NASDAQ: PSEM)

Q1 Fiscal Year 2011 Earnings

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q2 FY11 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal first quarter .
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q1 Earnings Overview (Non-GAAP Results)

Quarterly:

- **Quarterly revenue of $42.8 M**
  - Up 3% Q-to-Q and 30% vs. Q4 FY10
  - 13 weeks in Q1 FY11 vs. 14 weeks in Q4 FY10
- **Geographic distribution**
  - Asia at 89%, US at 7%, Europe at 4%
- **Channel sales mix**
  - International distribution at 63%, CMs at 23%, OEMs at 9%, Domestic distribution at 5%.

Q1 Earnings Overview (Non-GAAP Results)

Quarterly :

- Gross margin of 35.3%
  - Q1 gross margin decreased 1.7% sequentially and increased 3.0 % YoY
- Operating expense of $10.3 M vs. $10.8 M last Q
- Operating income of $4.8 M vs. $4.5 M last Q
  - Operating income margin of 11 %
- Net income of $4.3 M vs. $4.8 M last Q
  - Net profit margin of 10%
  - EPS of 17 cents vs. 19 cents last Q
- Tax Rate of 37.5% for Q1 vs. 27.1% last Q

Strong Balance Sheet

	Sep. 2010
Cash & Investments	$113M
Working Capital	$137M
Total Assets	$292M
Total Liabilities	$59M
Shareholders' Equity	$233M
Book Value/Share	$9.37
Cash & Investments/Share	$4.55

Non-GAAP Measures (In $M)

Description / Category	Amount
Share-based Compensation	$1.1 M
Amortization of PTI Intangibles Core Technology, Backlog, Customer Relationships	$0.3 M
Amortization of Saronix / eCERA Intangibles	$0.1 M
Amortization of Assets (stepped up for fair-value) Inventory, Land & Building	$0.2 M
Gain on investment (gain on 40% previously held) Prior to acquisition: Historical cost was $12 M Fair-value analysis: $23 M so difference was one-time gain	($11.0 M)
Acquisition related costs	$0.6 M
Interest and compensation expense (earn-out liability)	$0.2 M
Tax effect on non-GAAP adjustments	$3.3 M

Q1 Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 68%
    - Included analog switch at 31%, digital switch at 7%, silicon clocks at 7%, connect at 17%, interface at 2%
    - 4% from PTI (September 2010)
  - FCP at 32%
- **Top five end customers**
  - Accounted for 29% of total revenue
  - One customer accounted for over 10% of total revenue

Q1 New Products

- Pericom introduced 12 new products across the Signal Integrity, Connectivity, and Timing product areas in our 1QFY11:

- **Signal Integrity:**
  - Pericom introduced 6 new ReDriver™ products - addressing PCIe3, SAS2, SATA3, and DisplayPort™. These products address volume computing and server, storage, networking, and embedded applications.
- **Connectivity:**
  - Pericom introduced a new switching and connectivity product supporting the new PCIe 3.0 8Gbps speed. This product targets server, storage, networking, and embedded market segment applications.
- **Timing:**
  - Pericom introduced 5 new products – 4 advanced clock generators and clock buffers supporting the new PCIe3 8Gb speed, and 1 advanced voltage controlled crystal oscillator (VCXO) targeting new cell phone chipsets for the ultra-mobility market segment.

- **Of note this quarter:**
  - 7 of the 12 new products represent the first multi-family introduction supporting the new PCI Express® 3.0 8Gbps specification (PCIe® 3.0) being adopted for next generation server, storage, networking, and embedded market segments (introduced at the Intel Developer's Forum, September 2010).

Q2 FY11 Business Outlook
(Non-GAAP Result)

$ - millions	Includes PTI
Revenue	$40 to $42
Gross Margin	36% to 39%
Operating Expense	$10.6 to $11.0
Other Income	$0.7
Tax Rate	33-34%

Q & A

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 1Q11 Earnings

PERICOM®

Enabling Serial Connectivity